Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 30, 2009, with respect to the consolidated financial statements included in the Annual Report of Hanover Capital Mortgage Holdings, Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements of Hanover Capital Mortgage Holdings, Inc. on Forms S-8 (File No. 333-84290, effective March 14, 2002, and File No. 333-99483, effective September 13, 2002).
/s/ GRANT THORNTON LLP
New York, New York
March 30, 2009